As filed with the Securities and Exchange Commission on December 13, 2010
Registration No. 333-166171

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A
(Amendment No. 6)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Respect Your Universe, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	2300	26-0641026
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

6533 Octave Avenue
Las Vegas, Nevada 89139
Telephone: (866) 964-7117
(Address (including zip code) and telephone of principal executive offices)

Aspen Asset Management LLC
6623 Las Vegas Blvd South Suite 255, Las Vegas, NV 89119
Telephone: (702) 360-0652
(Name, address (including zip code) and telephone of agent for service)

Approximate date of commencement of proposed sale to the public:     As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

COPIES OF COMMUNICATIONS TO:
RESPECT YOUR UNIVERSE, INC.
Attn: Kristian Andresen, President
6533 Octave Avenue, Las Vegas, NV  89139
Ph: (866) 964-7117

CALCULATION OF REGISTRATION FEE

TITLE OF EACH		PROPOSED	PROPOSED
CLASS OF		MAXIMUM	MAXIMUM
SECURITIES		OFFERING	AGGREGATE	AMOUNT OF
TO BE	AMOUNT TO BE	PRICE PER	OFFERING	REGISTRATION
REGISTERED	REGISTERED	SHARE	PRICE (1)	FEE

Common Stock	11,063,500	$0.10(1)	$1,106,350	$80.02(2)

(1)      The offering price of the shares was artificially determined by the company and bears no relationship whatsoever to the assets, net worth, book value or potential business operations of the company.
(2)      Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated December 13, 2010
PROSPECTUS
Respect Your Universe, Inc.
11,063,500
SHARES OF COMMON STOCK
INITIAL PUBLIC OFFERING
___________________

The selling shareholders named in this prospectus are offering up to 11,063,500 shares of common stock offered through this prospectus.  We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.  We have, however, set an offering price for these securities of $0.10 per share.  We will use our best efforts to maintain the effectiveness of the resale registration statement from the effective date through and until all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144 promulgated under the Securities Act of 1933 (“Securities Act”).

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.10	None	$0.10
Total	$1,106,350	None	$1,106,350

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.10 per share until such time as the shares of our common stock are traded on the FINRA Over-The-Counter Bulletin Board (“OTCBB”).  Although we intend to apply for quotation of our common stock on the OTCBB, public trading of our common stock may never materialize.  If our common stock becomes traded on the OTCBB, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section of this Prospectus entitled "Risk Factors" beginning on page 6.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the SEC is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: December 13, 2010

Summary

Respect Your Universe, Inc.

Since mixed martial arts (“MMA”) made its introduction into the U.S. during the early 1990s, the high-intensity art and fighting form has received wide recognition and support from MMA enthusiasts. MMA’s popularity is reaching millions of home audiences through the Ultimate Fighting Championships (“UFC”) and news outlets like CNN, Fox Sports, and pay-per-view programming, and it is quickly becoming one of the most popular sports in history.

Respect Your Universe, Inc. (also referred to “RYU” or “the Company”) is a Las Vegas based start-up company incorporated on November 21, 2008 under the laws of the state of Nevada. Our business plan is to to capitalize on the increasing popularity of MMA and similar fighting styles and design, market and sell premium sportswear and competition apparel directed toward the worldwide MMA fan base.

Our product line will consist of apparel that is designed for MMA training and competition, as well as a broader and more mainstream post-competition sportswear category.

•	Training apparel will include compression tops and compression shorts, training shorts, training hoodies, t-shirts and duffel bags
•	Competition wear will include MMA competition shorts.
•	Sportswear will include t-shirts, hoodies, beanies, and shorts.

We have designed, developed and tested prototypes for our entire line of products for our planned Fall 2011 product line that are at the sales sample stage and ready for commercial production. For our product line planned for Spring 2012 we have either created designs, initial prototypes from drawings to test feasibility of design, or intermediate prototypes that incorporate comments from the initial prototype testing and are correct in fit and material. For all of our Fall 2011 product line we have obtained or developed, and tested, the necessary fabrics.

As a test to gather feedback on our brand design, in 2009 we developed a line for a test launch of 400 pieces of initial designs of t-shirts and successfully sold all of them (at a significant discount to our planned retail prices for similar garments) through the third party retail website www.soliscompany.com. We do not plan to offer such discounts for our commercially available products. In order to create brand awareness for RYU generally in anticipation of our commercial launch, we have begun marketing our brand by sponsoring UFC fighters, martial arts tournaments, and general Las Vegas club and after-party events popular with MMA fans.

Our plan is to initially sell our products through our website www.ryugear.com (which is currently not operational), third party retail websites, and third party retail stores. Our goal is to ultimately sell our products through RYU retail stores as well. Our marketing and branding plan will continue to focus on sponsoring MMA professional athletes and tournaments, as well as lifestyle events that attract the MMA fans.

To date, as we have not yet commercially launched and begun selling our products, our revenues have been minimal and resulted only from the sales of products in our test launch. We have relied on investor capital to fund our operations, specifically the design and testing of our products and fabrics, the development of our prototypes, the creation of products for our test launch, the marketing of our brand in general.  To date we have raised $511,750 of capital from investor financing.

In order for the Company to successfully commence its business plan and fulfill our full product line commercial launch we will need to raise additional investor financing.  We currently have no commitments from investors for such financing.  We estimate that we will need to raise a total of $17,373,000 to fund operations through December 31, 2012 - for product manufacturing, related marketing, and company infrastructure costs for the necessary personnel in sales, finance, and management.  If we are not successful in raising the necessary capital to fund our business plan, we will not be successful in bringing our products to market.  See “Plan of Operations” herein for a more detailed discussion of our funding needs in relation to our business plan.

Our principal offices are located at 6533 Octave Avenue, Las Vegas, NV 89139. Our resident agent is Aspen Asset Management LLC, 6623 Las Vegas Blvd. South, Suite 255, Las Vegas, NV 89119 and our phone number is (866) 964-7117.  Our fiscal year-end is December 31.

The Offering

Securities Being Offered	Up to 11,063,500 shares of our common stock.

Offering Price and Alternative Plan of Distribution
The offering price of the common stock is $0.10 per share.  We intend to apply to the FINRA over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued
23,595,500 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Risk Factors

An investment in the securities offered herein is highly speculative and subject to a high degree of risk. Only those investors who can bear the risk of the entire loss of their investment should participate. Prospective investors should carefully consider the following factors prior to making an investment in the shares described herein.

The Company is a concept stage venture with no established customer base or cash flow, and has aggressive plans for establishing its distribution company that plans to sell sports apparel to the mixed martial arts (MMA) worldwide audience.

The factors set forth below, along with the other information contained herein, should be considered carefully in evaluating the Company’s prospects.  Further, this document contains certain forward-looking statements that involve risks and uncertainties, such as statements of the Company's plans, goals, objectives, expectations and intentions.  The cautionary statements made in this section apply to all forward-looking statements wherever they appear in this document.  Readers are cautioned that, while the forward-looking statements reflect the Company's good faith beliefs, they are not guarantees of future performance, and involve known and unknown risks and uncertainties. In the event that actual results do not meet expectations, there could be a consequent negative effect on the position of investors.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing our business will fail

As of December 13, 2010, we had cash in the approximate amount of $1,000. We currently have begun operations in design, testing and prototype development of our products, however we are currently generating no income from operations and will not until we launch our products commercially. We will require additional financing of a minimum of $17,373,000, to implement our business plan for our product manufacturing and sale through December 31, 2012. We may require additional financing thereafter to sustain our business operations if we are not successful in earning significant revenues once our business plan is enacted.

We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including our ability to initially attract investments prior to revenue generation, and thereafter our ability to grow our brand and penetrate the MMA sports apparel market.

Because we will need additional financing to fund our continuing expansion, our accountants believe there is substantial doubt about our ability to continue as a going concern

We have incurred a net loss of $1,375,870 for the period from our inception, Nov 21, 2008 to September 30, 2010, and have minimal revenue from a test launch of our products in 2009.  Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our products. Our auditors have issued a going concern opinion and have raised substantial doubt about our continuance as a going concern. When an auditor issues a going concern opinion, the auditor believes there is substantial doubt about the entity’s ability to continue as a going concern for a reasonable period of time, not to exceed one year beyond the date of the financial statements being audited.  This is a significant risk to investors who purchase shares of our common stock because there is an increased risk that we may not be able to generate and/or raise enough resources to remain operational for an indefinite period of time. Potential investors should also be aware of the difficulties normally encountered by new business ventures and the high rate of failure of such enterprises.  The auditor’s going concern opinion may inhibit our ability to raise financing because we may not remain operational for an indefinite period of time resulting in potential investors failing to receive any return on their investment.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we have only recently commenced business operations, we face a high risk of business failure.

We have just begun the initial stages of our business plan and our products are not commercially available yet.  As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully.  We were incorporated on November 21, 2008, and to date have been involved primarily in organizational activities, and design, prototype development, testing, and marketing of our products. We have earned minimal revenues as of the date of this prospectus through a test launch of our products in 2009 and there is no history upon which to base any assumption as to the likelihood that we will prove successful, and therefore we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations, and thus we face a high risk of business failure.

Because of the unique difficulties and uncertainties inherent in the sports apparel business, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new sports apparel companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the design, manufacture and sale of the products that we plan to offer, as well as the highly competitive landscape of the sports apparel industry. These potential problems include, but are not limited to, unanticipated problems relating to manufacturing and sales, lack of branding and marketing traction with consumers, and additional costs and expenses that may exceed current estimates.

Because we have incurred significant losses since our inception, and expect to have continuing losses for some time, we must develop profits before we exhaust our available resources or our business will fail.

Our net loss from inception to September 30, 2010 is $1,375,870. The loss was a result of costs incurred for the design and development of our product line and related fabrics, incorporation, general and administrative expenses, and audit and accounting services. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	our ability to design and develop our clothing line to our expectations
*	our ability to market and sell our product to the levels anticipated
*	our ability to generate profits from the sale of those products
*	our ability to create a successful brand

Prior to the stage of commercial sales of our products, we anticipate that we will incur increased operating expenses while realizing minimal revenues.  We expect to incur continuing and significant losses into the foreseeable future.  As a result of continuing losses, we may exhaust all of our resources and be unable to complete the successful development of our business.  Our accumulated deficit will continue to increase as we continue to incur losses.  We may not be able to earn profits or continue operations if we are unable to generate significant revenues from the sale of our products.  There is no history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business may fail.

Because our management has only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

The Company currently has no full time employees and three part-time employees serving as its management team officers: its CEO, Kristian Andresen, its CFO, John Wood, and it’s Director of Marketing, Emanuel K. Brown. Specifically, Mr. Andresen dedicates approximately 10 hours per week (25% of time), Mr. Wood approximately 20 hours per week (50% of time), and Mr. Brown approximately 4 hours per week (10% of time) to our Company, respectively. Neither Mr. Andresen’s, Mr. Wood’s nor Mr. Brown’s other current occupations present a conflict of interest to the Company. We do not pay our management team any salary, we do not have any employment agreements with them, nor do we maintain a key person life insurance policy for them.  Currently, we do not have any full time employees.  If the demands of our business require the full business time of our management team, it is possible that they may not be able to devote sufficient time to the management of our business, as and when needed.  If our management is unable to devote a sufficient amount of time to manage our operations, our business may fail.

Because our Officers and Directors beneficially own 21.9% of our outstanding common stock, investors may find that corporate decisions influenced by the Officers and Directors are inconsistent with the best interests of other stockholders.

Our officers and directors together beneficially own 21.9% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of the officers and directors may still differ from the interests of the other stockholders.

Because our Officers and Directors beneficially own 5,167,000 shares which represents 21.9% of our outstanding common stock, the market price of our shares would most likely decline if they were to sell a substantial number of shares all at once or in large blocks.

Our officers and directors together beneficially own 21.9% of our outstanding common stock.  There is presently no public market for our common stock and we plan to apply for quotation of our common stock on the FINRA Over-the-Counter Bulletin Board (“OTCBB”)! upon the effectiveness of the registration statement of which this prospectus forms a part.  If our shares are publicly traded on the over-the-counter bulletin board, Our officers and directors will eventually be eligible to sell their shares publicly subject to the volume limitations in Rule 144.  The offer or sale of a large number of shares at any price may cause the market price to fall.  Sales of substantial amounts of common stock or the perception that such transactions could occur may materially and adversely affect prevailing markets prices for our common stock.

If we are unable to successfully compete within the sports apparel business, we will not be able to achieve profitable operations.

We compete against numerous competitors and others in the business, many of which are larger and have greater financial resources and better access to capital markets than us. We also compete with other owners and operators for buyers of the products we manufacture. There can be no assurance that any competitors will not develop and offer products similar or even superior to, the products that we offer. Such competitiveness is likely to bring both strong price and quality competition to the sale of our products. This will mean, among others things, increased costs in the form of marketing and customer services, along with a reduction in pricing in sales. Generally, this will have a significant negative effect on our business.

There can be no assurance that we will have the financial resources, technical expertise or marketing and support capabilities to compete successfully.

Because of factors beyond our control that could affect the marketability of the products produced, including a lack of market for our products, we may have difficulty selling our products.

Even if we design and produce the products intended, a ready market may not exist for the sale of the products. Numerous factors beyond our control may affect the marketability of any products manufactured.  These factors include market fluctuations, the proximity and capacity of sports apparel markets and government regulations.  These factors could inhibit our ability to sell products that we have in inventory.

We owe $392,939 to our key consultant Exit 21 and are past due on our contractual obligations to them.

As of December 13, 2010, we owed a principal balance of $392,939 to our key consultant Exit 21 for services rendered according to the terms of our consulting agreement with them. This past due balance accrues interest at a rate of 2% per month. If we are not able to raise investment capital we will not be able to pay Exit 21 this past due amount nor future amounts due. Without Exit 21, we may not succeed as a business. As of December 13, 2010, the Company and Exit 21 have not agreed upon any terms of repayment other than that the amount is past due and owing. Exit 21 continues to provide services under the agreement however Exit 21 has the right to terminate the agreement on the basis of non-payment and/or put the Company in default. If Exit 21 decides to put the Company in default on the $392,939 past due under the agreement, the Company will fail due to insolvency.

Risks Related to Legal Uncertainty

Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act ) was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the Securities and Exchange Commission (“SEC”), under the Securities Exchange Act of 1934 (“Exchange Act”).  Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act and it is costly to remain in compliance with the federal securities regulations.  Additionally, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.  Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

Risks Related To This Offering

There is no market currently for shares of our common stock and if a market for our common stock does not develop, shareholders may be unable to sell their shares

There is no market currently for shares of our common stock. Further, a market for our common stock may never develop.    We currently plan to apply for quotation of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part.  However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize.  If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 11,063,500 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.  The outstanding shares of common stock covered by this prospectus represent 46.89% of the common shares outstanding as of the date of this prospectus.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the OTCBB.  In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 or 60 day grace period if we do not make our required filing during that time.  If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.10 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the OTCBB for the quotation of our common stock upon our becoming a reporting entity under the Exchange Act. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 11,063,500 shares of common stock offered through this prospectus. All of the shares were acquired from us by the selling shareholders in offerings that were exempt from registration pursuant to Rule 506 of Regulation D of the Securities Act of 1933.  The selling shareholders purchased their shares from the company in private offerings.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of December 13, 2010 including:

1.   The number of shares owned by each prior to this offering;
2.   The total number of shares that are to be offered by each;
3.   The total number of shares that will be owned by each upon completion of the offering;
4.   The percentage owned by each upon completion of the offering; and
5.   The identity of the control person(s) of any entity that owns the shares in parentheses.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 23,595,500 shares of common stock outstanding on December 13, 2010.

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Dale Bennet 800 Bellevue Way NE, Suite 400 Bellevue, WA 98004	500,000	500,000	zero	zero
Berger Holdings, Inc. (1) 7582 Las Vegas Blvd. South, #248 Las Vegas, NV 89123	850,000	850,000	zero	zero
Berlin Financial Corp. (2) 48 East Street Panama City, Panama	250,000	250,000	zero	zero
Boucheron Investments, Inc. (3) Villa Guadalupe Calle F NO S-9 Panama City, Panama	600,000	600,000	zero	zero
Box Capital Corp. (4) 48 East Street Bella Vista, Panama City, Panama	800,000	800,000	zero	zero
Padriac Breeze 321 South Macleod. Arlington, WA 90223	10,000	10,000	zero	zero
Capital Financiero Del Castillo SA (5) Santa Monica Tocumen Calle 1 Casa #13 Panama City, Panama	600,000	600,000	zero	zero

Mike Cobarrubia 10022 Bidwell Ct. Las Vegas, NV 89183	33,500	33,500	zero	zero
Alexis Davila 10022 Bidwell Ct. Las Vegas, NV 89183	20,000	20,000	zero	zero
Leo deSouza 6735 Storybook Glen Ct. Las Vegas, NV 89139	300,000	300,000	zero	zero
Adam Drell 7600 S. Jones Blvd., #2143 Las Vegas, NV 89139	5,000	5,000	zero	zero
Sarah Duckwall 9528 Gren Vineyard Ave. Las Vegas, NV 89148	10,000	10,000	zero	zero
Lisa Escobar 10395 Kern Ridge Street Las Vegas, NV 89178	25,000	25,000	zero	zero
Fauscom Investment Ltd. (6) PO Box 778124 Henderson, NV 89052	475,000	475,000	zero	zero
Glynn Fisher 77 Camino De Panama City, Panama	500,000	500,000	zero	zero
Forte Investments Group, Inc. (7) 1645 Ravanusa Drive Henderson, NV 89052	250,000	250,000	zero	zero
Gameplan Holdings (8) PO Box 77463 Henderson, NV 89012	250,000	250,000	zero	zero
Christina Hazzard 1712 Ravanusa Dr. Henderson, NV 89052	150,000	150,000	zero	zero
Chuck Hazzard 1712 Ravanusa Dr. Henderson, NV 89052	100,000	100,000	zero	zero
Barry Honig 595 S. Federal Hwy., Ste 600 Boca Raton, FL 33432	850,000	850,000	zero	zero
Christopher Hood 9528 Gren Vineyard Ave. Las Vegas, NV 89148	10,000	10,000	zero	zero
Infinity International Holdings (9) 10022 Bidwell Ct. Las Vegas, NV 89183	800,000	800,000	zero	zero
Isaiah Capital Trust (10) 27 Ried St., 1st Floor Hamilton BM11 Canada	250,000	250,000	zero	zero
Jason Kerr 3204 Southwest 326 Street, Federal Way, Washington 98023	100,000	100,000	zero	zero

Lieberman Investments LLC (11) 532 Pima Canyon Court Las Vegas NV 89144	20,000	20,000	zero	zero
Kim L Martin 6533 Octave Ave. Las Vegas, NV 89139	40,000	40,000	zero	zero
Robert Allan Morton Jr. 9050 W. Tropicana, #1107 Las Vegas, NV 89147	100,000	100,000	zero	zero
Yannick Munger and Julia Zibirev 3173 Brockington Dr. Las Vegas, NV 89101	100,000	100,000	zero	zero
Ronn Nicolli 200 Hoover Ave., Unit 2104 Las Vegas. NV 89101	5,000	5,000	zero	zero
Terry Perdido 440 N. Vencie Blvd. Venice, CA 90291	300,000	300,000	zero	zero
Jason Pollack 2777 Paradise Rd., #104 Las Vegas, NV 89109	250,000	250,000	zero	zero
Raylight Capital Corp (12) 80 Broad Street Monrovia, Liberia	250,000	250,000	zero	zero
Dawn Riddle 384 Highland Hills Ct. Las Vegas, NV 89148	200,000	200,000	zero	zero
Riverhead Trading, Inc. (13) Suite 1A #5, Calle Eusebio A Moraels El Carugreio Panama City, Panama	850,000	850,000	zero	zero
Silverstone Capital. Inc. (14) 2251 N. Rampart Blvd., #323 Las Vegas, NV 89128	200,000	200,000	zero	zero
Stenfanus Internacional, Inc. (15) Santa Ana Blvd. Bldg 13A-125 Apt 35 Panama City, Panama	175,000	175,000	zero	zero
John Taddeo Sr. 10395 Kern Ridge St. Las Vegas, NV 89178	25,000	25,000	zero	zero
Tim Trendell 2422 Pig Dr Henderson, NV 89174	10,000	10,000	zero	zero
VC Group Investments SA (16) 50th St. & Juan Ramos Poll St. Panama City, Panama	100,000	100,000	zero	zero
Jiang Yu 200 W 60th St., Suite 18B New York, NY 10023	100,000	100,000	zero	zero

Ren Zhang Rm7-201 Ln. 168, Ben XI Road, Shanghai 200092	100,000	100,000	zero	zero
Xeitel Capital Management, Inc. (17) #4 Table Rock Pembroke HM06 Canada	500,000	500,000	zero	zero
Total	11,063,500	11,063,500	zero	zero

(1) the control person for this entity is Zhan Ren
(2) the control persons for this entity are Plutarco Cohen and Elba Fernandez deGarcia
(3) the control person for this entity is David Sidders
(4) the control person for this entity is Plutarco Cohen
(5) the control person for this entity is Lourdes Arauz
(6) the control person for this entity is Justin Mabanta
(7) the control person for this entity is Plutarco Cohen
(8) the control person for this entity is Christina Mabanta
(9) the control person for this entity is Sharon Wranosky
(10) the control persons for this entity are Samual S. Weyers and Sandra Corin
(11) the control person for this entity is David Lieberman
(12) the control person for this entity are Samual S. Weyers and Sandra Corin
(13) the control person for this entity is Yodalis Murillo
(14) the control person for this entity is Raymond Cottrell
(15) the control person for this entity is Juan Montes
(16) the control persons for this entity are Taylor Housser and Glynn Fisher
(17) the control persons for this entity are David Sidders and Oliver Lindsay*

*Oliver Lindsay was an initial founder of the Company but has never served as our officer or director, or had any role in its management. Mr. Lindsay is a promoter of the Company as defined by Rule 405 of Regulation C.

Other than Mr. Lindsay, none of the selling shareholders: (1) has had a material relationship with us other than as a shareholder at any time within the past three years; (2) has ever been one of our officers or directors; or (3) are broker-dealers or are affiliated with broker-dealers.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

The sales price to the public is fixed at $0.10 per share until such time as the shares of our common stock become traded on the OTCBB or another exchange.  Although we intend to apply for quotation of our common stock on the OTCBB, public trading of our common stock may never materialize.  If our common stock becomes traded on the OTCBB, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.  In these circumstances, the sales price to the public may be:

1.   The market price of our common stock prevailing at the time of sale;
2.   A price related to such prevailing market price of our common stock, or;
3.   Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the SEC's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions.  Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.
We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 (“Securities Act”) and the Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.   Not engage in any stabilization activities in connection with our common stock;
2.   furnish each broker or dealer through which common stock may be offered, such copies of   this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3.   Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Description of Securities
Common Stock

We have 500,000,000 common shares authorized, with a par value of $0.001 per share, of which 23,595,500 shares were outstanding as of December 13, 2010.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of the company’s capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of company stockholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of the common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock.

Warrants

We do not have outstanding any warrants to purchase shares of our common stock.

Options

We do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Transfer Agent

Quicksilver Stock Transfer of Las Vegas, Nevada.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Scott D. Olson, Esq., our independent legal counsel has provided an opinion on the validity of our common stock.

Berman & Company, P.A., Certified Public Accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Berman & Company, P.A., has presented their report with respect to our audited financial statements.  The report of Berman & Company is included in reliance upon their authority as experts in accounting and auditing.

Description of Business

Organizational History

Respect Your Universe, Inc. was incorporated on November 21, 2008 in Nevada.

Overview

We are a start-up company and have not commenced commercial operations. The Company intends to capitalize on the increasing popularity of MMA and similar fighting styles to provide exciting, first-rate apparel for the worldwide audience of MMA fans. See the section “Business Plan and Funding Needs” for a discussion of our business plan and required funding to implement our business plan.

Our product line will consist of apparel that is designed for MMA training and competition, as well as a broader and more mainstream post-competition sportswear category.

Respect your universe is a maker of premium athletic apparel and equipment.  All of our products are informed by athletes whether it is for training, in the ring or at the event. This is our competitive advantage, athlete infused, tested, for the everyday athlete and fan. Over 90% of our products are made from recycled or organic fabrics.  Which is part of our brand philosophy: Respect, Strength, Honor and Nature. RYU takes it energy and inspiration from the sport of Mixed Marshal Arts “MMA”

Product
Our Product is classified into three categories: Training, Competition, and Lifestyle. These categories are relevant for both genders; male and female

Lifestyle/ Sportswear
In the lifestyle classifications we have created product that include:

Organic Graphic Tee shirts, in tank, Short sleeve, and long sleeve, with graphics executed from soy-based inks will retail at $28
Organic Hoody’s full zip and pullover made from premium heavyweight organic cotton fleece that will retail between $90 -$110
Bamboo Rayon Tee’s that will retail at $48

Competition
Fight shorts made for recycled nylon and stretch retailing $75
Compression Tops in long & short sleeve and compression shorts made from recycled polyester and will retail between $45 -$55

Training
Synthetic fabrications geared toward athletic pursuits

Recycled Polyester training top in sleeveless, short sleeve and long sleeve $35- $45
Recycled Poly training short $35
Organic Cotton/ Recycled Poly Fleece Jacket will retail between $125 -$150
Recycled Polyester Warm up Jacket and Pant retail between $75 -$85

The women’s will have the entire above silhouettes plus:

3 sport bras made of Organic cotton and Recycled Polyester will retail  $42 & $58 and two sport tanks that will retail from $58- $68

In addition there will also be two crop pants made from Organic Cotton and Recycled Nylon. They will retail from $75 to $85

In both genders we will have Outerwear consisting of a Windbreaker and Soft Shell Jackets that will retail for between $85 to $150

All men’s products are at the salesman sample stage and ready for production.

All women’s products are at second prototype stage for fit.

Equipment;
Two Duffel bags will retail from $65 to $85
One backpack retail at $75
One Messenger bag will retail at $75
One Women’s Training bag will retail at $75

We have designed, developed and tested “third phase” prototypes for our entire Fall 2011 line. These products are ready for commercial production. For our product line planned for Spring 2012 we have either created initial “first phase” or intermediate “second phase” prototypes, or have created the required designs. "First Phase" prototypes are initial test products created from two dimensional drawings to test feasibility of design. Once analyzed and changed, the next step is to produce a "Second Phase" prototype which should be correct in fit and fabric. Finally, the "Third Phase" prototype is a sales sample , ready for commercial production. For all of our product line we have obtained or developed, and tested, the necessary fabrics.

Product Marketing and Testing

As a test run solely for the limited purpose of gaining feedback on our brand design, in 2009 we made 400 pieces of initial designs of t-shirts and sold all of them successfully through the third party retail website www.soliscompany.com. Because of the nature of this test run, we sold these pieces at a price of approximately $5 per unit, which represents a deep discount off of our planned retail price of $28 per unit. We do not plan on offering such deep discounts for our commercial line of apparel. In order to create brand awareness for RYU generally in anticipation of our commercial launch, we began marketing our brand by sponsoring UFC fighters, martial arts tournaments, and general Las Vegas club and after-party events popular with MMA fans.

As of December 13, 2010 we have spent approximately $35,000 for event and UFC fighter sponsorships.  Typically, sponsorship of a UFC event costs between $5,000-$10,000, depending on the level of sponsorship.  To sponsor a UFC fighter, the cost is approximately $5,000 per event, but also depends on the caliber of the fighter.  For this, a fighter would be required to wear our branded apparel at the pre-fight conference, weigh-in, during the fight and at the post-fight interview.  The industry norm is that these sponsorships are governed by verbal agreements.  Below is a sampling of our previous event and fighter sponsorships.

Currently we have no ongoing fighter sponsorships, however, we plan on sponsoring approximately five UFC fighters for various events in 2011. We anticipate the cost of this to be approximately $50,000 and is included in our marketing budgets for Stages 1 and 2 found in our “Plan of Operations” herein.

Product Distribution

We will distribute our products through a variety of retail channels both in store and on line. Our proposed distribution strategy is as follows:

Specialty Shops small doors and websites specializing in MMA products or similar product types that relate to the sport or culture, such as Action Sports Stores and Martial Art Studios that sell apparel

RYU retail and online, retail outlets owned and operated by Respect your Universe. Online selling will begin in stage 1 physical retail spaces will begin at stage 3

Department Stores, large box regional and national chain department stores with both active and sportswear (lifestyle) spaces.

Sporting Goods stores, large and small box stores specializing in the sales of sports clothing and equipment, both in physical locations and online sales.

Distribution will happen in stages congruent with the stages of our business plan (see the “Plan of Operations” section for a more detailed description of Stages 1, 2 and 3 of our Business Plan and the necessary funding for each stage) as follows:

Stage 1: Specialty Shops and RYU online
Stage 2: Specialty Shops, RYU online, Limited Department Stores, & Limited Sporting Goods
Stage 3: continuation of above, expansion of Department Store & Sporting Goods as well as international distributors and owned retail.
Beyond: Expansion of all the above

We plan on contracting with third parties to outsource our inventory warehousing and our product distribution and shipping needs.

Competition

The market for athletic apparel in general is highly competitive, and competition is principally based on brand image and recognition, as well as product quality, innovation, style and price. It includes increasing competition from established companies who are expanding their production and marketing of performance products, as well as from frequent new entrants to the market. We are in direct competition with wholesalers and direct sellers of athletic apparel in general, such as RVCA, Inc., Nike, Inc., adidas AG, which includes the Adidas and Reebok brands, and Under Armour, Inc, and specifically in the MMA competition apparel market with Tapout, Hyabusa, Affliction, and Silver Star. All of these competitors are fully funded, operational businesses that have significantly greater financial and marketing resources than we do, and have longer operating in stores than us.

In contrast, we are a start-up company that has not commenced commercial operations. We have yet to begin to compete with these entities, and won't until we raise sufficient investment capital to commence business operations and our products become available to the consumer. However, we believe our strategy of focusing on the MMA athlete and completion as the inspiration for our product design, as opposed to focusing the product design on the wider approved consumer, will enable us to obtain a competitive position in the industry, and provide a product that is premium in quality, more authentic for MMA, and provides better performance and function.

Product Manufacturing

RYU plans to outsource the commercial manufacturing of its product line of sports apparel to third parties. The Company has no formal agreements in place for such supply, but has verbal commitments and price quotes from various suppliers primarily located in Asia to manufacture the Company’s products on terms to be negotiated but which the Company expects to be within reasonable commercial norms.

Patents and Trademarks

December 10, 2008, a U.S. federal trademark registration was filed for RYU. This trademark is owned by Respect Your Universe, 6533 Octave Avenue, Las Vegas, The USPTO has given the RYU trademark serial number of 77630773. The description provided to the USPTO for RYU is Clothing, namely, athletic bras, athletic footwear, athletic underwear, athletic uniforms, baby and toddler suits, bathing suits, beachwear, belts, blouses, bodysuits, boots, bottoms, boxer shorts, caps, coats, compression shorts for athletic use, dresses, footwear, gloves, hats, headbands, hosiery, jackets, jeans, jerseys, jumpers, jumpsuits, leggings, night-shirts, overalls, pajamas, pants, play suits, robes, sandals, scarves, shirts, shoes, shorts, skirts, sleepwear, slippers, sneakers, socks.

December 10, 2008, a U.S. federal trademark registration was filed for RESPECT YOUR UNIVERSE. This trademark is owned by Respect Your Universe, Inc., 6533 Octave Avenue, Las Vegas, 89139. The USPTO has given the RESPECT YOUR UNIVERSE trademark serial number of 77630779. The description provided to the USPTO for RESPECT YOUR UNIVERSE is Clothing, namely, athletic bras, athletic footwear, athletic underwear, athletic uniforms, baby and toddler suits, bathing suits, beachwear, belts, blouses, bodysuits, boots, bottoms, boxer shorts, caps, coats, compression shorts for athletic use, dresses, footwear, gloves, hats, headbands, hosiery, jackets, jeans, jerseys, jumpers, jumpsuits, leggings, night-shirts, overalls, pajamas, pants, play suits, robes, sandals, scarves, shirts, shoes, shorts, skirts, sleepwear, slippers, sneakers, socks.

Product Development And Research Costs

From our inception on November 21, 2008, to December 13, 2010, the Company spent approximately $1,000,000 on the design and development, testing, prototype creation, and fabric creation of its line of product line of sports apparel.

Employees

The Company currently has no full time employees, however its officers Kristian Andresen (CEO), John Wood (CFO), and Emanuel K. Brown (Director of Marketing) all serve as part-time employees.

Our officers are responsible for either performing or overseeing all operations of the Company.  Specifically, our officers direct responsibility include, but are not limited to, seeking the investment capital necessary to commence and build commercial operations, creating our marketing, branding and sales strategy, driving the overall product design strategy, generally understanding and being involved in MMA as a sport and market, and all financial reporting and general administrative duties.

We have outsourced our product design and development to the consulting firm Exit 21 (see below for consulting agreement material terms), and if the Company receives the necessary financing to commence commercial operations, the Company will further utilize Exit 21 for services related to product sourcing.

Pursuant to Board authority, our CEO Kristian Andresen manages the relationship with Exit 21.  Exit 21 makes recommendations to Mr. Andresen within its scope of work and Mr. Andresen is responsible for authorizing Exit 21 to move forward with such recommendations.  Specifically, Mr. Andresen approves product designs before they move forward to prototype development and ultimately commercialization, Exit 21’s use of any subcontractors, and any expenses related to Exit 21’s services beyond the fees due under the consulting agreement whether reimbursable to Exit 21 or paid to third parties by the Company.

Properties

Our principal executive and administrative offices are located at 6533 Octave Avenue, Las Vegas, Nevada 89139, which is in the residence of our CFO and Director John Wood. We do not have a lease agreement for the space, pay no rent, and our usage of the space could be terminated at any time. We expect that our current administrative offices are sufficient through the 4th quarter of 2010. We plan to outsource the manufacturing of our products, and our distribution and warehousing needs for our products, to third parties and as such have no current plans to lease or own space for such needs.

Key Consulting Agreement

On February 1, 2010, the Company entered into a consulting agreement (“Agreement”) with Exit 21 Global Solutions LLC, dba Exit 21 Apparel Solutions, an Oregon limited liability company (“Exit 21") to assist the Company in the development of a clothing line. The Agreement calls for general consulting services for the design, development and production of a 20 style clothing line, including but not limited to: (a) product design, including color and fabric selection; (b) raw material selection and purchasing, including the cost of samples; (c) production and fabrication of the clothing product including the cost of samples; and (d) product marketing. The Agreement has both cash and non-cash (common stock) components for compensation. The Agreement is initially for six months with the parties having an option to extend it for another six months. Under the terms of the Agreement, compensation is as follows:

1.	Total cash of $314,860 has been paid as follows:

i.	$10,000 upon execution of the Agreement,
ii.	$100,000 within 5 days of the Agreement,
iii.	$68,287 on March 18, 2010,
iv.	$68,287 on April 30, 2010, and
v.	$68,286 on July 31, 2010 (of which $67,939 remains unpaid and is past due)

2.
For additional styles above 20, the Company shall pay Exit 21 an additional $5,350 for each style, except for t -shirt graphics, for which the Company shall pay Exit 21 an additional $1,500. Payment terms for such additional payments will be agreed upon at the time the Company and Exit 21 agree upon the undertaking of additional styles.

3.
Company shall reimburse Exit 21 for all out-of-pocket expenses upon submission of receipts or accounting to the Company, including, but not limited to, all travel expenses, research material and charges, computer charges, long-distance telephone charges, facsimile costs, copy charges, messenger services, mail expenses and such other Company related charges as may occur exclusively in relation to the Company's business as substantiated by documentation. Any expenditure above $100 will require oral or written pre-approval of the Company.

4.
500,000 shares of our common stock, which we owed to Exit 21 on February 1, 2010 but did not physically issue until August 16, 2010. The fair value of these shares is $50,000 ($0.10 per share), based on the most recent prior company stock offering to third parties.

5.	The Agreement had an option to extend it for an additional six months. However, it was not extended on its terms, and instead, the parties entered into an amendment to the Agreement, discussed below.

Amendment No. 1 to Agreement

Effective May 3, 2010, the parties entered into an amendment to the Agreement extending the term of the engagement until May 31, 2011. Under the amended Agreement, from June 1, 2010 through May 31, 2011, Exit 21 shall provide the following services:

1.
Design, development, merchandising, sourcing and production for a 40 style clothing line for the Fall 2010 season and a 20 style clothing line for the Spring 2011 season, including, but not limited to, (a) competitive market analysis, (b) product and component design, including color and fabric selection, (c) raw material selection and purchasing for prototypes, including the delivery of garment prototypes, (d) fit and approval of garment and accessory prototypes, and (e) production: responsible for delivery management and quality control of all apparel and accessories.

2.
Management consulting services to (a) oversee general day-to-day business operations of the Company under the authority, direction and control of the Company’s Board of Directors; (b) establish and maintain an operating budget with the Company’s business plan; (c) assist in recruiting and hiring of management personnel and other employees; (d) assume any and all internal leadership roles at the request of the Company’s Board of Directors consistent Exit 21’s position as an independent contractor. Exit 21, nor its individuals providing services to the Company, is not to be an officer, director, employee, promoter or affiliate of the Company.

3.
Exit 21 will provide sourcing and quality control services to the Company pursuant to a sourcing agreement to be entered into but which will provide for the Company paying Exit 21 5% of the F.O.B costs of the products shipped under such agreement.

For such services, the Company shall pay Exit 21 the following:

1.
Monthly fees of $65,000 beginning on June 1, 2010 through May 1, 2011. Of these, the June 1 and July 1, 2010 payments have been paid in full. The Company has not made the payments for August 1, September 1, October 1, November 1 and December 1, 2010.

2.
For additional styles, the Company shall pay Exit 21 an additional $5,000 for each style, except for t -shirt graphics, for which the Company shall pay Exit 21 an additional $1,000. Payment terms for such additional payments will be agreed upon at the time the Company and Exit 21 agree upon the undertaking of additional styles.

3.
1,500,000 shares of Company common stock, which we owed to Exit 21 on May 3, 2010 but did not physically issue until August 17, 2010. The fair value of the shares is $150,000 ($0.10 / share), based upon the most recent prior company stock offering to third parties.

4.
Company shall reimburse Exit 21 for all out-of-pocket expenses upon submission of receipts or accounting to the Company, including, but not limited to, all travel expenses, research material and charges, computer charges, long-distance telephone charges, facsimile costs, copy charges, messenger services, mail expenses and such other Company related charges as may occur exclusively in relation to the Company's business as substantiated by documentation. Any expenditure above $100 will require oral or written pre-approval of the Company. As of December 13, 2010 we owe Exit 21 $13,313 in out-of-pocket expenses.

Other than the amendments in the Amendment No. 1, the Agreement remains unchanged and in full force and effect.

Status of Exit 21 Consulting Relationship

As of December 13, 2010 we owe Exit 21 a principal balance of $392,939 for missed payments under the consulting agreement, as amended, an amount which reflects $67,939 due under the original consulting agreement due July 31, 2010, and $325,000 due under the amended consulting agreement for payments due August 1, September 1, October 1, 2010, November 1 and December 1, 2010.  Past due amounts accrue interest at a rate of 2% monthly. At September 30, 2010 we have accrued interest on the past due amounts under the amended consulting agreement in the amount of $210. Due to this non-payment, Exit 21 has the right to terminate the agreement and/or put the Company in default, but has not done either.  Despite being past due on receipt of payments, Exit 21 continues to provide services pursuant to its agreement. We believe this will continue for the foreseeable future. We plan to pay this past-due amount as soon as possible if, and when, investment capital is raised. See “Plan of Operations” and “Risk Factors” herein for a further discussion. As of December 13, 2010 we have made no alternative arrangements for paying this past-due amount.

Legal Proceedings

We are not currently a party to any legal proceedings.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock.

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this prospectus, we have sixty-five (65) holders of record of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least 180 days is entitled to sell his or her shares.  However, Rule 144 is not available to shareholders for at least one year subsequent to an issuer that previously met the definition of Rule 144(i)(1)(i) having publicly filed, on Form 8-K, the information required by Form 10.

As of the date of this prospectus, no selling shareholder has held their shares for more than 180 days and it has not been at least one year since the company filed the Form 10 Information on Form 8-K as contemplated by Rule 144(i)(2) and (3).  Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Financial Statements

Index to Financial Statements:

PAGE#

1.	Audited financial statements for the fiscal year ended December 31, 2009 and 2008 including:

Report of Independent Registered Public Accounting Firm	22

Balance Sheets as of December 31, 2009 and 2008	23

Statements of Operations for the year ended December 31, 2009, the period from November 21, 2008 (inception) to December 31, 2008, and the period from November 21, 2008 (inception) to December 31, 2009	24

Statements of Stockholders' Equity for the year ended December 31, 2009, the period from November 21, 2008 (inception) to December 31, 2008, and the period from November 21, 2008 (inception) to December 31, 2009	25

Statements of Cash Flows for the year ended December 31, 2009, the period from November 21, 2008 (inception) to December 31, 2008, and the period from November 21, 2008 (inception) to December 31, 2009	26

Notes to Financial Statements	27

2.	Unaudited financial statements for the three and nine-month period ended September 30, 2010, including;

Balance Sheets as of September 30, 2010 (unaudited) and December 31, 2009	36

Statements of Operations for the three and nine months ended September 30, 2010 and 2009, and from November 21, 2008 (inception) to September 30, 2010 (unaudited)	37

Statements of Stockholders' Equity (Deficit) for the nine months ended September 30, 2010 (unaudited) and from November 21, 2008 (inception) to September 30, 2010 (unaudited)	38

Statements of Cash Flows for the nine months ended September 30, 2010 and 2009, and from November 21, 2008 (inception) to September 30, 2010 (unaudited)	39

Notes to Financial Statements (unaudited)	40

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:
Respect Your Universe, Inc.

We have audited the accompanying balance sheets of Respect Your Universe, Inc. (a development stage company) as of December 31, 2009 and 2008, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the year ended December 31, 2009, the period from November 21, 2008 (inception) to December 31, 2008, and from November 21, 2008 (inception) to December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Respect Your Universe, Inc. (a development stage company) as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the year ended December 31, 2009, the period from November 21, 2008 (inception) to December 31, 2008, and from November 21, 2008 (inception) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a net loss of $367,387 and net cash used in operations of $135,787 for the year ended December 31, 2009. The Company also has a deficit accumulated during the development stage totaling $417,218. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berman & Company, P.A.

Boca Raton, Florida
March 3, 2010

551 NW 77th Street Suite 107 • Boca Raton, FL 33487
Phone: (561) 864-4444 • Fax: (561) 892-3715
www.bermancpas.com • info@bermancpas.com
Registered with the PCAOB • Member AICPA Center for Audit Quality
Member American Institute of Certified Public Accountants
Member Florida Institute of Certified Public Accountants

Respect Your Universe, Inc.
(A Development Stage Company)
Balance Sheets

	December 31, 2009	December 31, 2008

Assets

Current Assets
Cash	$63,332	$-
Total Current Assets	63,332	-

Total Assets	$63,332	-

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Loan payable	$-	$49,831
Total Current Liabilities	-	49,831

Stockholders’ Equity (Deficit)
Common stock, $0.001 par value, 500,000,000 shares authorized;
18,230,500 and 6,250,000 shares issued and outstanding	18,231	6,250
Additional paid in capital	495,320	-
Deficit accumulated during the development stage	(417,218)	(49,831)
Subscription receivable	(33,000)	(6,250)
Total Stockholders’ Equity (Deficit)	63,332	(49,831)

Total Liabilities and Stockholders' Equity (Deficit)	$63,332	$-

See accompanying notes to financial statements

Respect Your Universe, Inc.
(A Development Stage Company)
Statements of Operations

		For the Period from	For the Period from
	For the Year Ended	November 21, 2008 (inception) to	November 21, 2008 (inception) to
	December 31, 2009	December 31, 2008	December 31, 2009

Revenue	$1,987	$-	$1,987

Cost of revenue	8,421	793	9,214

Gross loss	(6,434)	(793)	(7,227)

General and administrative expenses	360,953	49,038	409,991

Net loss	$(367,387)	$(49,831)	$(417,218)

Net loss per common share - basic and diluted	$(0.05)	$(0.01)	$(0.06)

Weighted average number of common shares outstanding during the period - basic and diluted	7,723,218	6,250,000	7,577,715

See accompanying notes to financial statements

Respect Your Universe, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity (Deficit)
For the Year ended December 31, 2009, the Period from November 21, 2008 (inception) to December 31, 2008 and for the Period from November 21, 2008 (inception) to December 31, 2009

				Deficit
				Accumulated
				During		Total
	Common Stock, $0.001 Par Value		Additional	Development	Subscription	Stockholders'
	Shares	Amount	Paid in Capital	Stage	receivable	Equity (Deficit)

Issuance of common stock for cash - founders ($0.001/share)	6,250,000	$6,250	$-	$-	$(6,250)	$-

Net loss - period ended December 31, 2008	-	-	-	(49,831)	-	(49,831)

Balance - December 31, 2008	6,250,000	6,250	-	(49,831)	(6,250)	(49,831)

Receipt of cash on subscription receivable	-	-	-	-	6,250	6,250

Issuance of common stock for cash and subscription receivable ($0.01 and $0.10/share)	7,855,000	7,855	161,145	-	(33,000)	136,000

Issuance of common stock for services ($0.001 and $0.10/share)	3,058,500	3,059	228,542	-	-	231,600

Issuance of common stock in conversion of debt ($0.10/share)	1,067,000	1,067	105,633	-	-	106,700

Net loss - for the year ended December 31, 2009	-	-	-	(367,387)	-	(367,387)

Balance - December 31, 2009	18,230,500	$18,231	$495,320	$(417,218)	$(33,000)	$63,332

See accompanying notes to financial statements

Respect Your Universe, Inc.
(A Development Stage Company)
Statements of Cash Flows

		For the Period from	For the Period from
	For the Year Ended	November 21, 2008 (inception) to	November 21, 2008 (inception) to
	December 31, 2009	December 31, 2008	December 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(367,387)	$(49,831)	$(417,218)
Adjustments to reconcile net loss to net cash used in operating activities
Stock issued for services	231,600	-	231,600
Net Cash Used In Operating Activities	(135,787)	(49,831)	(185,618)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable	56,869	49,831	106,700
Proceeds from sale of common stock	142,250	-	142,250
Net Cash Provided By Financing Activities	199,119	49,831	248,950

Net increase in cash	63,332	-	63,332

Cash - beginning of period	-	-	-

Cash - end of period	$63,332	$-	$63,332

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Interest	$-	$-	$-
Taxes	$-	$-	$-

Supplemental Disclosure of Non-Cash Financing Activity:
Stock issued in exchange for debt	$106,700	$-	$106,700
Stock issued for subscription receivable	$33,000	$6,250	$33,000

See accompanying notes to financial statements

 Respect Your Universe, Inc.
 (A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

Note 1 Nature of Operations

Nature of Operations

Respect Your Universe, Inc. (“the Company”), was incorporated in the State of Nevada on November 21, 2008. The Company intends to sell mixed martial arts apparel.

Note 2 Summary of Significant Accounting Policies

Development stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include implementation of the business plan, and obtaining additional debt and/or equity related financing.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Such estimates and assumptions impact, among others, the valuation allowance for deferred tax assets, due to continuing and expected future losses, and share-based payments.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Cash and cash equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.  There were no cash equivalents at December 31, 2009 and 2008, respectively.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At December 31, 2009 and 2008, respectively, the balance did not exceed the federally insured limit.

Respect Your Universe, Inc.
 (A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

Revenue recognition

The Company followed the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition.  The Company records revenue when all of the following have occurred; (1) persuasive evidence of an arrangement exists, (2) product delivery has occurred, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured.  Revenue is recognized upon the shipment of apparel. 100% of the revenue for 2009 was earned from one customer.

Risks and uncertainties

The Company operates in an industry that is subject to intense competition and change in consumer demand. The Company's operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure. Also, see Note 3 regarding going concern matters.

Segment information

During 2009 and 2008, the Company only operated in one segment; therefore, segment information has not been presented.

Share based payments

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights, are measured at their fair value on the awards’ grant date, and based on the estimated number of awards that are ultimately expected to vest. Share-based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments are recorded as a component of general and administrative expense.

Earnings per share

In accordance with accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share,”  Basic earnings per share (“EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of stock options or warrants), and convertible debt or convertible preferred stock, using the if-converted method. Diluted EPS excludes all dilutive potential of shares of common stock if their effect is anti-dilutive.

 Respect Your Universe, Inc.
 (A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

The computation of basic and diluted loss per share for the periods ended December 31, 2009 and 2008 is equivalent since the Company reported a net loss.  The Company also has no common stock equivalents.

Income Taxes

The Company accounts for income taxes in accordance with accounting guidance now codified as FASB ASC Topic 740, “Income Taxes,” which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

Accounting guidance now codified as FASB ASC Topic 740-20, “Income Taxes – Intraperiod Tax Allocation,” clarifies the accounting for uncertainties in income taxes recognized in accordance with FASB ASC Topic 740-20 by prescribing guidance for the recognition, de-recognition and measurement in financial statements of income tax positions taken in previously filed tax returns or tax positions expected to be taken in tax returns, including a decision whether to file or not to file in a particular jurisdiction. FASB ASC Topic 740-20 requires that any liability created for unrecognized tax benefits is disclosed. The application of FASB ASC Topic 740-20 may also affect the tax bases of assets and liabilities and therefore may change or create deferred tax liabilities or assets. The Company recognizes interest and penalties related to unrecognized tax benefits in income tax expense. At December 31, 2009 and 2008, the Company did not record any liabilities for uncertain tax positions.

Recent accounting pronouncements

In April 2009, the FASB issued guidance now codified as FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” which amends previous guidance to require disclosures about fair value of financial instruments in interim as well as annual financial statements in the current economic environment. This pronouncement was effective for periods ending after June 15, 2009. The adoption of this pronouncement did not have a material impact on the Company’s business, financial condition or results of operations; however, these provisions of FASB ASC Topic 820 resulted in additional disclosures with respect to the fair value of the Company’s financial instruments.

In May 2009, the FASB issued guidance now codified as FASB ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. This pronouncement was effective for interim or fiscal periods ending after June 15, 2009. The adoption of this pronouncement did not have a material impact on the Company’s business, results of operations or financial position; however, the provisions of FASB ASC Topic 855 resulted in additional disclosures with respect to subsequent events.

Respect Your Universe, Inc.
 (A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

In June 2009, the Financial Accounting Standards Board (FASB) issued guidance now codified as FASB Accounting Standards Codification (ASC) Topic 105, “Generally Accepted Accounting Principles,” as the single source of authoritative non-governmental U.S. GAAP. FASB ASC Topic 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the FASB Codification will be considered non-authoritative. These provisions of FASB ASC Topic 105 were effective for interim and annual periods ending after September 15, 2009 and, accordingly, were effective for the Company for the current fiscal reporting period. The adoption of this pronouncement did not have an impact on the Company’s business, financial condition or results of operations, but will impact the Company’s financial reporting process by eliminating all references to pre-codification standards. On the effective date of FASB ASC Topic 105, the Codification superseded all then-existing non-SEC accounting and reporting standards, and all other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative.

In January 2010, the Financial Accounting Standards Board ("FASB") issued updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the Company with the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the Company with the interim and annual reporting period beginning January 1, 2011. The Company will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. Other than requiring additional disclosures, adoption of this update will not have a material effect on the Company's consolidated financial statements.

Note 3 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $367,387 and net cash used in operations of $135,787 for the year ended December 31, 2009. The Company also has a deficit accumulated during the development stage totaling $417,218.

Respect Your Universe, Inc.
 (A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

The Company is in the development stage. The Company anticipates that it will continue to generate significant losses from operations in the near future. The Company believes its current available cash, along with anticipated revenues, may be insufficient to meet its cash needs for the near future.  There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue its operations is dependent on Management's plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.  The Company may need to incur additional liabilities with certain related parties to sustain the Company’s existence.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

In response to these problems, management has taken the following actions:

•	seeking additional debt and/or equity financing,
•	continue with development and implementation of the business plan,
•	assess business markets and related opportunities so that more significant revenues can be generated; and
•	allocate sufficient resources to continue with advertising and marketing efforts

Note 4 Fair Value

The fair value of the Company's financial assets and liabilities reflects the Company's estimate of amounts that it would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from sources independent from the Company) and to minimize the use of unobservable inputs (the Company's assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Respect Your Universe, Inc.
 (A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on the Company's assessment of the assumptions that market participants would use in pricing the asset or liability.

The Company's investment strategy is focused on capital preservation. The Company intends to invest in instruments that meet credit quality standards.  The current expectation is to maintain cash and cash equivalents, once these resources are available.

There were no instruments requiring a fair value classification at December 31, 2009 and 2008, respectively.

Note 5 Loan Payable

In 2008, the Company entered into an agreement with a stockholder that advanced $49,831.  The same stockholder advanced an additional $56,869 during 2009.  These advances were non-interest bearing, unsecured, and due on demand.

In November 2009, the stockholder exchanged their outstanding debt, totaling $106,700, for 1,067,000 shares of common stock ($0.10/share).  There was no gain or loss recorded on this debt conversion.

Note 6 Income Taxes

The Company recognized deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  The Company will establish a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The Company has net operating loss carryforwards for tax purposes totaling approximately $186,000 at December 31, 2009, expiring through 2029. There is a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).  Temporary differences, which give rise to a net deferred tax asset, are as follows:

Respect Your Universe, Inc.
 (A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

Significant deferred tax assets at December 31, 2009 and 2008 are approximately as follows:

	2009	2008
Gross deferred tax assets:
Net operating loss carryforwards	$(63,000)	$(17,000)
Total deferred tax assets	63,000	17,000
Less: valuation allowance	(63,000)	(17,000)
Net deferred tax asset recorded	$-	$-

The valuation allowance at December 31, 2008 was approximately $17,000. The net change in valuation allowance during the year ended December 31, 2009 was an increase of approximately $46,000. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not, that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2009 and 2008, respectively.

The actual tax benefit differs from the expected tax benefit for the periods ended December 31, 2009 and 2008, respectively, (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes) approximately as follows:

	2009	2008

Expected tax expense (benefit) – Federal	$(125,000)	$(17,000)
Non-deductible stock compensation	79,000	-
Change in Valuation Allowance	46,000	17,000
Actual tax expense (benefit)	$-	$-

Note 7 Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Respect Your Universe, Inc.
 (A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

Note 8 Stockholders’ Equity (Deficit)

(A) Stock issued for cash

On November 21, 2008, the Company issued 6,250,000 shares of common stock to its founders, for a subscription receivable of $6,250 ($0.001/share), which was received in 2009.

In November 2009, the Company issued 7,025,000 shares of common stock for $86,000 ($0.01 and $0.10/share).

In December 2009, the Company issued 500,000 shares of common stock for $50,000 ($0.10/share).

In December 2009, the Company issued 330,000 shares of common stock for a subscription receivable of $33,000 ($0.10/share), which was received in 2010.

(B) Stock issued for services

In November 2009, the Company issued 3,058,500 shares of common stock to consultants, in exchange for services rendered, having a fair value of $231,600 ($0.001 and $0.10/share), based upon the fair value of the services rendered.

Note 9 Subsequent Events

The Company performed a review of subsequent events through March 3, 2010, the date the financial statements were issued, and concluded that events or transactions occurring during that period requiring recognition or disclosure were made.

On February 1, 2010, the Company entered into a consulting agreement with a third party to assist the Company in the development of a clothing line. The contract has both cash and non-cash components for compensation. The agreement is initially for six months. Under the terms of the agreement, compensation is as follows:

1.	Total cash due $314,860; payable as follows:
a.	$10,000 upon execution of this agreement
b.	$100,000 within 5 days of the agreement, (this amount has been paid),
c.	$68,287 on March 18, 2010,
d.	$68,287 on April 30, 2010; and
e.	$68,286 on July 31, 2010
2.	Equity
a.
500,000 shares of common stock upon execution of this agreement. The fair value of these shares is $50,000 ($0.10/share), based upon recent cash offerings to third parties. These shares are considered payment for prepaid services and will be amortized over a six-month period.

b.	500,000 shares of common stock, if the agreement is extended an additional six months.

Respect Your Universe, Inc.
 (A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

During January and February 2010, the Company issued 430,000 shares of common stock for $43,000 ($0.10/share).

Respect Your Universe, Inc.
(A Development Stage Company)
Balance Sheets

	September 30, 2010	December 31, 2009
	(Unaudited)
Assets

Current assets
Cash	$778	$63,332
Total current assets	778	63,332

Total assets	$778	$63,332

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities
Accounts payable	$306,598	$-
Loan payable - related party	20,000	-
Total current liabilities	326,598	-

Stockholders’ equity (deficit)
Common stock, $0.001 par value, 500,000,000 shares authorized;
23,595,500 and 18,230,500 shares issued and outstanding	23,596	18,231
Additional paid in capital	1,026,454	495,319
Deficit accumulated during the development stage	(1,375,870)	(417,218)
Subscription receivable	-	(33,000)
Total Stockholders’ Equity (Deficit)	(325,820)	63,332

Total liabilities and Stockholders' Equity (Deficit)	$778	$63,332

See accompanying notes to financial statements

Respect Your Universe, Inc.
(A Development Stage Company)
Statements of Operations
(Unaudited)

					From November 21, 2008
	Three months ended		Nine months ended		(inception) to
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009	September 30, 2010

Revenue	$-	$-	$-	$-	$1,987

Cost of revenue	-	5,050	-	8,210	9,214

Gross loss	-	(5,050)	-	(8,210)	(7,227)

Operating expenses:
Research and development	290,561	-	802,297	-	802,297
General and administrative expenses	100,468	23,034	156,355	60,062	566,346
Total operating expenses	391,029	23,034	958,652	60,062	1,368,643

Net loss	$(391,029)	$(28,084)	$(958,652)	$(68,272)	$(1,375,870)

Net loss per common share -
basic and diluted	$(0.02)	$(0.00)	$(0.04)	$(0.01)	$(0.10)

Weighted average number of common
shares outstanding during the period -
basic and diluted	23,361,913	6,250,000	21,505,958	6,250,000	13,185,990

See accompanying notes to financial statements

Respect Your Universe, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity (Deficit)
For the Period ended September 30, 2010 (unaudited) and from November 21, 2008 (inception) to September 30, 2010

				Deficit
				Accumulated
				During the		Total
	Common Stock, $0.001 Par Value		Additional	Development	Subscription	Stockholders'
	Shares	Amount	Paid in Capital	Stage	Receivable	Equity (Deficit)

Issuance of common stock for cash - founders ($0.001/share)	6,250,000	$6,250	$-	$-	$(6,250)	$-

Net loss - period ended December 31, 2008	-	-	-	(49,831)	-	(49,831)

Balance - December 31, 2008	6,250,000	6,250	-	(49,831)	(6,250)	(49,831)

Receipt of cash on subscription receivable	-	-	-	-	6,250	6,250

Issuance of common stock for cash and subscription receivable ($0.01 and $0.10/share)	7,855,000	7,855	161,145	-	(33,000)	136,000

Issuance of common stock for services ($0.001 and $0.10/share)	3,058,500	3,059	228,541	-	-	231,600

Issuance of common stock in conversion of debt ($0.10/share)	1,067,000	1,067	105,633	-	-	106,700

Net loss - year ended December 31, 2009	-	-	-	(367,387)	-	(367,387)

Balance - December 31, 2009	18,230,500	18,231	495,319	(417,218)	(33,000)	63,332

Receipt of cash on subscription receivable	-	-	-	-	33,000	33,000

Issuance of common stock for cash ($0.10/share)	3,365,000	3,365	333,135	-	-	336,500

Issuance of common stock for services ($0.10/share)	2,000,000	2,000	198,000	-	-	200,000

Net loss - nine months ended September 30, 2010	-	-	-	(958,652)	-	(958,652)

Balance, September 30, 2010 (Unaudited)	23,595,500	$23,596	$1,026,454	$(1,375,870)	$-	$(325,820)

See accompanying notes to financial statements

Respect Your Universe, Inc.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

			From November 21, 2008
	Nine months ended		(inception) to
	September 30, 2010	September 30, 2009	September 30, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(958,652)	$(68,272)	$(1,375,870)
Adjustments to reconcile net loss to net cash used in operating activities
Stock issued for services	200,000	-	431,600
Increase in accounts payable	306,598	-	306,598
Net cash used in operating activities	(452,054)	(68,272)	(637,672)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable	-	41,958	106,700
Proceeds from loan payable - related party	20,000	-	20,000
Proceeds from sale of common stock	369,500	26,250	511,750
Net cash provided by financing activities	389,500	68,208	638,450

Net increase (decrease) in cash	(62,554)	(64)	778

Cash - beginning of period	63,332	-	-

Cash - end of period	$778	$(64)	$778

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Interest	$-	$-	$-
Taxes	$-	$-	$-

Supplemental Disclosure of Non-Cash Financing Activity:
Stock issued in exchange for debt	$-	$-	$106,700

See accompanying notes to financial statements

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2010
(Unaudited)

Note 1 Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information.

The financial information as of December 31, 2009 is derived from the audited financial statements presented in the Company’s Annual Report on Form S-1 for the years ended December 31, 2009 and 2008.  The unaudited interim financial statements should be read in conjunction with the Company’s Annual Report on Form S-1, which contains the audited financial statements and notes thereto, together with the Plan of Operations for the year ended December 31, 2009.

Certain information or footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The interim results for the period ended September 30, 2010 are not necessarily indicative of results for the full fiscal year.

Note 2 Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Respect Your Universe, Inc. (“the Company”) was incorporated in the State of Nevada on November 21, 2008. The Company intends to sell mixed martial arts apparel.

Summary of Significant Accounting Policies

Development stage

The Company's unaudited interim financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include implementation of the business plan, and obtaining additional debt and/or equity related financing.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: the fair value of share-based payments, estimates of the probability and potential magnitude of contingent liabilities and the valuation allowance for deferred tax assets due to continuing operating losses.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2010
(Unaudited)

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Cash and cash equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.  There were no cash equivalents at September 30, 2010 and December 31, 2009, respectively.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At September 30, 2010 and December 31, 2009, respectively, the cash balance did not exceed the federally insured limits.

Research and Development

The Company expenses research and development costs as incurred. Research and development expenses consist primarily of share based compensation and fees paid to a consultant for the design, development, merchandising, sourcing and production of a clothing line.

Risks and uncertainties

The Company intends to operate in an industry that is subject to intense competition and change in consumer demand. The Company's operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure. Also, see Note 3 regarding going concern matters.

Share based payments

Generally, all forms of share-based payments, including stock option grants, warrants, restricted stock grants and stock appreciation rights, are measured at their fair value on the awards’ grant date, and based on the estimated number of awards that are ultimately expected to vest. Share-based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments are recorded as a component of research and development expense.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2010
(Unaudited)

Earnings (loss) per share

In accordance with accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share,” Basic earnings per share (“EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of stock options or warrants), and convertible debt or convertible preferred stock, using the if-converted method. Diluted EPS excludes all dilutive potential of shares of common stock if their effect is anti-dilutive.

The computation of basic and diluted loss per share for the periods ended September 30, 2010 and 2009 is equivalent since the Company reported a net loss. The Company also has no common stock equivalents.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board ("FASB") issued updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the Company with the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the Company with the interim and annual reporting period beginning January 1, 2011. The Company will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. Other than requiring additional disclosures, adoption of this update will not have a material effect on the Company's unaudited interim financial statements.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2010
(Unaudited)

In April 2010, the FASB issued updated guidance that sets forth the criteria that should be met for determining whether the milestone method of revenue recognition is appropriate for research and development arrangements. Specifically, consideration that is contingent upon the completion of a milestone may be recognized in its entirety as revenue in the period that milestone has been achieved if the milestone, in its entirety, meets all of the criteria to be considered substantive at the inception of an arrangement. This guidance is effective prospectively for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010 and applies to research or development deliverables under which the performance obligation is satisfied over a period of time and a portion, or all, of the consideration is contingent upon uncertain future events or circumstances. A reporting entity’s decision to use the milestone method of revenue recognition is a policy election. Since the Company does not currently have contracts that would qualify for the election of the milestone method, the adoption of this guidance will not have a material effect on the Company’s unaudited interim financial statements.

Note 3 Going Concern

As reflected in the accompanying unaudited interim financial statements, the Company has a net loss of $958,652 and net cash used in operations of $452,054 for the nine months ended September 30, 2010; and has a working capital deficit and stockholder’s deficit of $325,820. The Company is in the development stage. The Company had nominal revenues and incurred losses since inception resulting in an accumulated deficit of $1,375,870. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its expected future obligations. Management intends to address the going concern issue by funding future operations through the sale of equity capital and by related party or third party debt financing.

The Company anticipates that it will continue to generate significant losses from operations in the near future. The Company believes its current available cash, along with anticipated revenues, may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

In response to these problems, management has taken the following actions:

•	seeking additional debt and/or equity financing,
•	continue with development and implementation of the business plan,
•	assess business markets and related opportunities to generate revenues; and
•	allocate sufficient resources to continue advertising and marketing efforts.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2010
(Unaudited)

These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 Commitments

On February 1, 2010, the Company entered into a consulting agreement with a third party to assist the Company in the development of a clothing line. The contract had both cash and non-cash components for compensation. The agreement was initially for six months. Under the terms of the agreement, total cash compensation due was $314,860.  At September 30, 2010, $246,921 had been paid.  The remaining $67,939, due on July 31, 2010, is included in accounts payable.

In connection with the agreement, the Company also issued 500,000 shares having a fair value of $50,000 ($0.10/share), based upon recent cash offerings to third parties. The shares were physically issued on August 16, 2010.

On May 3, 2010, the parties entered into an amendment to the agreement extending the term of the agreement until May 31, 2011. The amendment has both cash and non-cash components for compensation. The total cash compensation is $780,000 which is to be paid in monthly increments of $65,000 from June 1, 2010 through May 1, 2011. At September 30, 2010, $130,000 had been paid and the past due balance of $130,000 is included in accounts payable.  Under the terms of the agreement, interest accrues at 2% on payments 15 days past due.  Accrued interest of $210 is also included in accounts payable.

In connection with the amendment, the Company issued 1,500,000 shares of common stock having a fair value of $150,000 ($0.10/share), based upon recent cash offerings to third parties. The shares were physically issued on August 17, 2010.

Note 5 Debt

In 2008, the Company entered into an agreement with a stockholder that advanced $49,831.  The same stockholder advanced an additional $56,869 during 2009.  These advances were non-interest bearing, unsecured, and due on demand.

In November 2009, the stockholder exchanged their outstanding debt, totaling $106,700, for 1,067,000 shares of common stock ($0.10/share).  There was no gain or loss recorded on this debt conversion.

On August 28, 2010, the Company’s Chief Executive Officer loaned the Company $20,000. The loan is non interest bearing, unsecured and is due on June 1, 2011.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2010
(Unaudited)

Note 6 Stockholders’ Equity (Deficit)

(A) Stock issued for cash

On November 21, 2008, the Company issued 6,250,000 shares of common stock to its founders, for a subscription receivable of $6,250 ($0.001/share), which was received in 2009.

In November 2009, the Company issued 7,025,000 shares of common stock for $86,000 ($0.01 and $0.10/share).

In December 2009, the Company issued 500,000 shares of common stock for $50,000 ($0.10/share).

In December 2009, the Company issued 330,000 shares of common stock for a subscription receivable of $33,000 ($0.10/share), which was received in 2010.

During the quarter ended March 31, 2010, the Company issued 1,200,000 shares of common stock for $120,000 ($0.10/share).

During the quarter ended June 30, 2010, the Company issued 1,265,000 shares of common stock for $126,500 ($0.10/ share).

During the quarter ended September 30, 2010, the Company issued 900,000 shares of common stock for $90,000 ($0.10/share).

(B) Stock issued for services

In November 2009, the Company issued 3,058,500 shares of common stock to consultants, in exchange for services rendered, having a fair value of $231,600 ($0.001 and $0.10/share), based upon the fair value of the services rendered.

Note 7 Subsequent Events

The Company has evaluated for subsequent events between the balance sheet date of September 30, 2010 and December 13, 2010, the date the financial statements were issued, and concluded that events or transactions occurring during that period requiring recognition or disclosure have been made.

Plan of Operations

Off Balance Sheet Arrangements

None.

Results of Operations for period ending September 30, 2010

We earned minimal revenues from inception through the period ending September 30, 2010.  We do not anticipate earning significant revenues until such time that we more fully implement our business plan.

We incurred operating expenses in the amount of $1,368,643  from our inception on November 21, 2008, until September 30, 2010. These operating expenses consisted primarily of product design and development and general and administrative expenses.  We anticipate our operating expenses will increase as we undertake our plan of operations and incur the expenses involved in filing with the SEC seeking reporting company status. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Exchange Act.

Liquidity and Capital Resources

As of December 13, 2010, we had cash of approximately $1,000.

To date, as we have not yet commercially launched and begun selling our products, our revenues have been minimal and resulted only from the sales of products in our test launch. We have relied on investor capital to fund our operations, specifically the design and testing of our products and fabrics, the development of our prototypes, the creation of products for our test launch, the marketing of our brand in general.  To date we have raised $511,750 of capital from investor financing.

In August 2010, the Company borrowed $20,000 from its CEO, Kristian Andreson, and used the proceeds to pay Exit 21 as partial payment for past-due amounts owed under its consulting agreement. See the section “Certain Relationships and Related Transactions” herein for a discussion of the terms of the loan.

Business Plan and Funding Needs

Our business is not yet operational and our products are not yet commercially manufactured or available for purchase. Our business plan follows the broader apparel industry norm of commercially launching (selling) two products lines for each year: Spring and Fall product lines. Typically a product line needs to be created and product prototypes finalized twelve months prior to its commercial launch date.

We currently have approximately $1,000 in cash and cannot fund the implementation of our business plan.  Therefore, in order to commence operations and fully finance our business plan (as detailed below), we need to raise a total of $17,373,000 in investment capital over the course of the next three years (from the date of this prospectus through December 31, 2012) from sales of equity.

We currently have no commitments for such required financing. If we are not successful in raising sufficient capital to fund Stage 1 our business will not commence and will fail.

The following discussion states our funding needs broken out by our three business plan stages (Stages 1, 2 and 3), the date by when we need such respective tranche of financing in order to conduct such stage, what product lines will be commercialized, designed or delivered by each stage, and what the use of proceeds of each stage’s respective financing tranche is:

Stage 1 – through May 31, 2011

The primary elements of Stage 1 of our business plan are:

•
Launch our Fall 2011 product line.  RYU brand marketing, and manufacturing and selling our Fall 2011 product line.  Our Fall 2011 product line is fully designed and ready for commercialization (Third Phase Prototypes).

•
Creation of our Spring 2012 product line. For our Spring 2012 product line, we have either created the initial product designs, prototypes created from such designs to test feasibility (First Phase Prototypes), or next phase prototypes that incorporate comments from the First Phase Prototype testing and are correct in fit and material (Second Phase Prototypes).

•	Form Company Sales and Marketing Teams. In order to commence general RYU brand marketing and sell our Fall 2011 product line, we need to hire and manage an internal marketing and sales team.

•	Exit 21. For Stage 1 we have contracted with the consulting firm Exit 21 to provide the product design and development services needed.

Investment Needed:  $1,873,000

To successfully implement Stage 1 on time, we will need to raise $1,873,000 in investment capital by January 30, 2011.

If we fail to raise $1,873,000 by January 30, 2011, we will not be able to successfully commence operations as planned under our business plan and have our initial product launch be our Fall 2011 product line.  If we are successful in raising such investment, but late, i.e., after January 30, 2011, our plan is to move our initial product launch to the next appropriate product line.

Projected Operating Expenses: Of the $1,873,000 needed for Stage 1, we project that we will use the proceeds of such capital raise as follows:

Approximate Cost	Function

$750,000	Fall 2011 product line manufacturing and inventory purchasing (includes $550,000 in costs and $200,000 of fees to Exit 21 during Stage 1 for this purpose)
$400,000	Spring 2012 product line creation (all $400,000 for this is paid as fees to Exit 21 during Stage 1 for this purpose)
$150,000	Marketing and Sales (includes $100,000 in internal salaries and $50,000 of fees to Exit 21 during Stage 1 for this purpose)
$50,000	Financial reporting
$30,000	Website development
$80,000	General and Administrative expenses, and other salaries
$393,000	Past due amounts to Exit 21 for fees as of December 13, 2010
$20,000	Amount due under loan agreement with our CEO, as extended

Stage 2 – June 1, 2011 through December 31, 2011

The primary elements of Stage 2 of our business plan are:

•	Delivery of our Fall 2011 product line

•	Launch our Spring 2012 product line

•	Creation of our Fall 2012 product line. We anticipate our Fall 2012 product line will expand to include youth and kid’s products.

•	Business operations. Includes sales, marketing, financial reporting, and general and administrative costs.

•
Product Design and Development. We may extend our current agreement with the consulting firm Exit 21 to provide services for our needs during Stage 2, or we may retain a different entity to provide such services, or the Company may undertake to perform such services on its own. The costs below include amounts allocated for such services.

Investment Needed:  $4,500,000

To successfully implement Stage 2 on time, we will need to have completed Stage 1 on time and raised $4,500,000 in investment capital by June 30, 2011.  If we fail to raise sufficient capital, our business plan may fail at this stage.

Projected Operating Expenses: Of the $4,500,000 needed for Stage 2, we project that we will use the proceeds of such capital raise as follows:

Approximate Cost	Function

$750,000	Fall 2011 product line delivery
$1,250,000	Spring 2012 product line launch
$1,000,000	Fall 2012 product line creation
$100,000	Financial reporting
$500,000	Sales
$400,000	Marketing
$500,000	General and Administrative expenses, and other salaries

Stage 3 – January 1, 2012 through December 31, 2012

The primary elements of Stage 3 of our business plan are:

•	Delivery of our Spring 2012 product line

•	Launch and Delivery of our Fall 2012 product line

•	Creation and Launch of our Spring 2013 product line.

•	Creation of Fall 2013 product line.

•	Business operations. Includes marketing, sales, financial reporting, and general and administrative costs.

•
Product Design and Development. We may extend our current agreement with the consulting firm Exit 21 to provide our product design and development services for our needs during Stage 3, or we may retain a different entity to provide such services, or the Company may undertake to perform such services on its own. The costs below include amounts allocated for such services.

Investment Needed:  $11,000,000

To successfully implement Stage 3 on time, we will need to have completed Stages 1 and 2 on time and raised $11,000,000 in investment capital by December 31, 2011.  If we fail to raise sufficient capital, our business plan may fail at this stage.

Projected Operating Expenses: Of the $11,000,000 needed for Stage 3, we project that we will use the proceeds of such capital raise as follows:

Approximate Cost	Function

$1,000,000	Spring 2012 product line delivery
$1,500,000	Fall 2012 product line launch and delivery
$3,500,000	Spring 2013 product line creation and launch
$3,500,000	Fall 2013 product line creation
$100,000	Financial reporting
$500,000	Sales
$400,000	Marketing
$500,000	General and Administrative expenses, and other salaries

Beyond Stage 3, we do not believe we will need additional investor financing from sales of our equity.

In any of Stages 1, 2, or 3, the amounts that the Company needs to raise in investment capital would be lessened to the extent we generate revenues. However, we feel that projections of revenues would be too speculative to make at this time due to our lack of operating history.

For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of December 13, 2010 are as follows:

Name	Age	Position(s) and Office(s) Held
Kristian Andresen	37	President, CEO, Secretary, and Director
John Wood	30	Treasurer, CFO, and Director
Emanual Kofi Brown	33	Director of Marketing, and Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Kristian Andresen.  President, CEO, Secretary, and Director since November 2008.

Relevant Experience

2007- Present	Transmission Films

Executive Producer / Owner
Working with global clients providing services in digital advertising, and commercials

2005 – 2007	Freelance

Producer
Work with global film production companies, providing services in advertising, and commercials.

2004 – 2005	Circle Productions Limited – Toronto, ON

Executive Producer / Managing Partner
Film production company targeting international advertising agencies and record labels, producing TV commercials, and music videos.

As our CEO, Kristian Andresen is responsible for the day-to-day management of the Company, administrative functions and corporate filings, and for the continued strategic evolution of its business.  He brings to the Board his several years of experience in organizing and managing corporations, as well as advertising and marketing.  He currently devotes up to ten hours per week (25% of his time) to the Company.

Kristian Andresen is an experienced producer and entrepreneur. Mr. Andresen currently owns and operates Transmission Films, which has been in business since June 2007. Prior to his current venture, Mr. Andresen worked as an Executive Producer and Managing Partner at Circle Productions Limited, where he was responsible for managing all aspects of company business and overseeing marketing.

Mr. Andresen’s current work for Transmission Films does not present a conflict of interest with his role for the Company.

John Wood.     Treasurer, CFO, and Director since November 2008.

Relevant Experience

2009-Present	TRYST NIGHTCLUB & XS NIGHTCLUB @ WYNN LAS VEGAS
Director of Customer Development
Executive Director of Customer Development

2005-2009	TRYST NIGHTCLUB & XS NIGHTCLUB @ WYNN LAS VEGAS
Sr. VIP Services Manager, Assistant Director of VIP Services

As our CFO, Mr. Wood is responsible for all financial matters of the Company. He brings to the Board an insight into the entertainment industry, specifically in Las Vegas. Mr. Wood is involved on a part time basis (up to twenty hours a week, or 50% of his time) until the Company has need and resources for that involvement to be increased.

John Wood is currently the Director of Customer Development for two nightclubs in Las Vegas, ‘Tryst’ and ‘XS’. Being that Las Vegas is the epicenter of the Mixed Martial Arts (MMA) Universe in North America, Mr. Wood is positioned as one of RYU’s direct contacts with super-stars, fighters, managers, promoters and the UFC organization itself. John’s strategic position in Las Vegas allows RYU to make major marketing in-roads within the Mixed Martial Arts industry. John also holds a black belt in Judo, studies Muay Thai, Jujitsu and continues to train, which places him along side the athletes and super-stars of yesterday, today and tomorrow.

Mr. Wood’s current work for Tryst Nightclub and XS Nightclub do not present a conflict of interest with his role for the Company.

Emanual Kofi Brown.  Director of Marketing, and Director since November 2008.

Relevant Experience

2008 to Present	CREATIVE SPEAK, Los Angeles, California
Marketing Consultant

1997 to 2008	NIKE, INC., Beaverton, OR
Director of Digital & Content Marketing, Jordan Brand Division of Nike.

As our Director of Marketing, Mr. Brown is responsible for brand marketing, sports marketing, business opportunities, and brand execution.  He brings a wealth of experience in the marketing of sports apparel, and the operations of larger successful competitive companies to the Board of Directors. Initially he will devote up to four hours a week (10%) of his time to RYU with plans to increase his time spent as the Company has need and resources.

Mr. Brown is the former Marketing Director for Jordan Brand, a division of Nike, Inc. Here, he drove local, national, and global market executions in order to support brand initiatives throughout the key categories and consumer segmentations development. He also provided in-depth analysis to identify opportunities, gaps, and points of over-distribution for distribution strategy development, ensuring the commercial landscape reflected the overall brand principles and values. His development of sustainable marketing strategies helped to leverage the Jordan brand within specific gender and ethnic markets for all apparel and footwear products. He continued to leverage relationships to enhance the branding of the athletes, products, and communications on a national and international scale by developing campaigns for TV, Print, Digital realms, which impact the brand’s endorsement relations by assisting in the overall key branding direction. He was also instrumental in developing the branding presence for basketball, soccer, and consumer events, including creating strategic plans, and coordinating events, promotions, and tie-ins for the brand of Jordan. His strategic planning creations provided leadership in the completion of research and analytical support related to initiatives and special projects for the strategic planning function for the entire brand. He has worked independently to design and lead research projects related to market trends, consumer profiles, and competitive intelligence, and has also provided direction, ensuring alignment with corporate strategic objectives.

Mr. Brown’s current work for Creative Spark does not present a conflict of interest with his role for the Company.

Directors

Our bylaws authorize no less than one (1) director.  We currently have three Directors on the board.

Board of Director Committees

Currently our Board of Directors does not have an audit, compensation or nomination committee.  Our Board as a whole fulfills these functions.

Board of Director Independence

While the Company is not subject to any director independence requirements, none of our Directors qualify as independent.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until the next annual meeting or until removed by the board.

Employees

The Company currently has three part-time employees, its CEO, Kristian Andresen, its CFO, John Wood, and it’s Director of Marketing, Emanuel K. Brown.

We conduct our business through agreements with consultants and arms-length third parties.

Current arrangements in place include the following:

1.     Verbal agreements with our accountants to perform requested financial accounting services.

2.     Written agreements with auditors to perform audit functions at their respective normal and customary rates.

Executive Compensation

Summary Compensation Table

The following table sets forth the compensation payable to the officers and directors of the Company for the fiscal year ending December 31, 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	NonEquity Incentive Plan Compensation	NonQualified Deferred Compensation	All Other Compensation	Total ($)
Kristian Andresen (1)	2009	0	0	0	0	0	0	0	0
John Wood (2)	2009	0	0	0	0	0	0	0	0
Emanuel K. Brown (3)	2009	0	0	0	0	0	0	0	0

(1)	President, CEO, Secretary and Director
(2)	Treasurer, CFO and Director
(3)	Director of Marketing and Director

Narrative Disclosure to the Summary Compensation Table

Our named executive officers do not currently receive any compensation from the Company for their services as officers of the Company.

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mr. Kristian Andresen	0	0	0	0	0	0	0
Mr. John Wood	0	0	0	0	0	0	0
Mr. Emanual Brown	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their services as members of the Board of Directors of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS

The following table sets forth, as of December 13, 2010, the beneficial ownership of the Company's Common Stock by each person known by the Company to beneficially own more than 5% of the Company's Common Stock and by the officers and directors of the Company as a group, based on 23,595,500 shares of common stock outstanding.  Except as otherwise indicated, all shares are owned directly.

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class*

Common	Kristian Andresen (1) 440 N. Venice Blvd Venice, CA 90291	2,317,000	9.4%
Common	Exit 21 Global Solutions LLC (2) 515 NW Saltzman Rd., Suite 808 Portland, OR 97229	2,000,000	8.5%
Common	Oliver Lindsay (3) 48 East Street Panama City, Panama	1,750,000	7.4%
Common	John Wood 6533 Octave Ave Las Vegas, NV 89139	1,600,000	6.8%
Common	Emanual K. Brown 3558 Lookout Court #459 Oceanside, CA 92056	1,250,000	5.3%
Common	Lindsay Capital Corp. (4) P.O. Box 30983 Grand Cayman KY1-1204 Cayman Islands	1,250,000	5.3%
Common	Joseph LaFleur 440 N. Venice Blvd Venice, CA 90291	1,250,000	5.3%
Common	David Winsby 440 N. Venice Blvd Venice, CA 90291	1,250,000	5.3%
Common	All Officers and Directors as a Group (3 persons – Mr. Andresen, Mr. Wood and Mr. Brown)	5,167,000	21.9%
Common	All 5% Shareholders	11,417,000	48.4%

(1)	Includes 1,067,000 shares of our common stock held by Transmission Holdings, Inc., an entity for which Kristian Andresen is the control person.
(2)	This entity is controlled jointly by Christopher Martens and Erick Siffert.
(3)
Of these shares, (i) 1,250,000 are owned by Lindsay Capital Corp., an entity for which Mr. Lindsay is the control person, and (iii) 500,000 are owned by Xeitel Capital Management, Inc., an entity for which Mr. Lindsay is a joint control person along with David Sidders.

(4)	These shares are also included in Mr. Lindsay’s beneficial ownership. The control person for this entity is Oliver Lindsay.

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In   addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have agreed to indemnify each of our directors and officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, accordingly, file current and periodic reports, proxy statements and other information with the SEC.  We have also filed a registration statement on Form S-1 under the Securities Act, as amended, in connection with this offering. This prospectus, which is part of the registration statement, does not contain all of the information contained in the registration statement. For further information with respect to us and the shares of common stock offered hereby, reference is made to such registration statement, including the exhibits thereto, which may be read, without charge, and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a site on the World Wide Web at http://www.sec.gov that contains current and periodic reports, proxy statements and other information regarding registrants that filed electronically with the SEC.  Statements contained in this prospectus as to the intent of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to this registration statement, each such statement being qualified in all respects by such reference.

Certain Relationships and Related Transactions

In 2008, the Company entered into an agreement with Transmission Holdings, Inc., an entity controlled by our CEO Kristian Andreson, for a loan to Company of $49,831, and then an additional loan of $56,869 during 2009.  These loans were non-interest bearing, unsecured, and due on demand. In November 2009, the debt-holder Transmission Holdings, Inc. converted its outstanding debt, totaling $106,700, for 1,067,000 shares of common stock ($0.10/share).  There was no gain or loss recorded on this debt conversion.

In August 2010, our CEO Kristian Andresen loaned the Company $20,000 pursuant to a Loan Agreement dated August 28, 2010.  The $20,000 proceeds were paid to Exit 21 as partial payment for past-due amounts owed under its consulting agreement.  The loan is due to be re-paid to Mr. Andresen on November 28, 2010. On November 28, 2010, the Company executed a loan extension agreement with Mr. Andresen extending the initial terms of the note to June 1, 2011. Late payment of over 10 days shall result in a late payment charge of 10% of the amount due and owing. Failure to make any payment on time places the loan in default which increases the interest rate of the loan to 20% per year and allows the holder to demand immediate payment of all outstanding amounts.

Promoters

Our founders Kristian Andresen, Oliver Lindsay, Joseph LaFleur, David Winsby and Emmanual K. Brown all qualify as promoters as defined by Rule 405 of Regulation C as being “(a)ny person who, acting alone or in conjunction with one or more other persons, directly or indirectly takes initiative in founding and organizing the business or enterprise of an issuer(.)”

Available Information

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company.  You may inspect the registration statement, exhibits and schedules filed with the SEC at its principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$80.02
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$0
Transfer Agent Fees	$850.00
Accounting fees and expenses	$19,000.00
Legal fees and expenses	$25,000.00

Total	$44,930.02

All amounts are estimates, other than the SEC's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Nevada Revised Statutes (“NRS”) and our Bylaws. In our Bylaws we have agreed to indemnify and hold harmless each person who is or was our director or officer, or is or was serving at the our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, to the fullest extent allowed by the NRS against all costs, charges, expenses, liabilities and losses.

Section 78.138 of NRS, provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company.  Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

In November 2008 the Company sold an aggregate of 6,250,000 shares of common stock to the following founders of our Company at a price of $0.001 per share in a private offering for proceeds of $6,250:

Shareholder Name	No. of Shares	Notes
Oliver Lindsay	1,250,000	Shareholder transferred these shares to Lindsay Capital Corp. on December 29, 2009
Kristian Andresen	1,250,000
Joseph LaFleur	1,250,000
David Winsby	1,250,000
Emmanual K. Brown	1,250,000

The issuance and sale of all of the securities above were exempt from registration under the Securities Act pursuant to exemptions provided by Section 4(2) of the Securities Act as a transaction by the Company not involving any public offering.  The purchasers of the securities were “Sophisticated Investors”, in that they had enough knowledge and experience in finance and business matters the risks and merits of the investment, were able to bear the investment’s economic risk, had access to the type of information normally provided in a prospectus, and agreed not to resell or distribute the securities to the public.  Additionally, the Company did not use any form of public solicitation or general advertising in connection with the offering.

On November 12, 2009, the Company issued an aggregate of 1,000,000 shares of common stock to John Wood at a price of $0.001 per share for proceeds of $500 in a private offering and as compensation for management services previously rendered to the Company related to product marketing strategy for the Las Vegas MMA market valued at $500. The issuance and sale of the securities were exempt from registration under the Securities Act pursuant to exemptions provided by Section 4(2) of the Securities Act as a transaction by the Company not involving any public offering.  Mr. Wood was a “Sophisticated Investor” (defined above) and the Company did not use any form of public solicitation or general advertising in connection with the offering.

On November 12, 2009, the Company issued 250,000 shares of common stock to Jason Pollack at a price of $0.001 per share as compensation for management advisory services previously rendered to the Company related to creating relationships for the Company with UFC fighters valued at $250. The issuance and sale of the securities were exempt from registration under the Securities Act pursuant to exemptions provided by Section 4(2) of the Securities Act as a transaction by the Company not involving any public offering.  Mr. Pollack was a “Sophisticated Investor” (defined above) and the Company did not use any form of public solicitation or general advertising in connection with the offering.

On November 12, 2009, the Company issued 250,000 shares of common stock to Leo deSouza at a price of $0.001 per share for proceeds of $250 in a private offering. The issuance and sale of the securities were exempt from registration under the Securities Act pursuant to exemptions provided by Section 4(2) of the Securities Act as a transaction by the Company not involving any public offering.  Mr. deSouza was a “Sophisticated Investor” (defined above) and the Company did not use any form of public solicitation or general advertising in connection with the offering.

From October 7, 2009 to November 12, 2009, the Company sold an aggregate of 6,025,000 shares of common stock to the following investors at a price of $0.01 per share for proceeds of $60,250 in a private offering:

Date	Shareholder Name	No. of Shares
Oct. 7, 2009	Berger Holdings, Inc.	850,000
Nov. 12, 2009	Jason Kerr	100,000
Oct. 7, 2009	Riverhead Trading, Inc.	850,000
Nov. 12, 2009	Ren Zhang	100,000
Oct. 7, 2009	Boucheron Investments, Inc.	600,000
Oct. 7, 2009	Box Capital Corp.	650,000
Nov. 12, 2009	Berlin Financial Corp.	250,000
Oct. 7, 2009	Capital Financiero del Castillo	600,000
Oct. 15, 2009	Xeitel Capital Management, Inc.	500,000
Nov. 12. 2009	Raylight Capital Corp.	250,000
Nov. 12. 2009	Forte Investments Group, Inc.	250,000
Nov. 12. 2009	Barry Honig	100,000
Nov. 12. 2009	Isaih Capital Trust	250,000
Oct. 18, 2009	Dale Bennett	500,000
Nov. 12. 2009	Stefanus Internacional, Inc.	175,000

The issuance and sale of all of the securities above were exempt from registration under the Securities Act pursuant to exemptions provided by Section 4(2) of the Act and Rule 506 of regulation D promulgated thereunder. The Company did not use any general solicitation or advertising in marketing the securities, and all investors were accredited as defined at Rule 501(a).

On November 12, 2009, the Company issued 1,067,000 shares of common stock to Transmission Holdings, Inc., an entity controlled by our CEO Kristian Andresen, at a price of $0.10 per share in exchange for cancellation of $106,700 of Company debt pursuant to two promissory notes held by Transmission Holdings, Inc. The issuance and sale of the securities were exempt from registration under the Securities Act pursuant to exemptions provided by Section 4(2) of the Securities Act as a transaction by the Company not involving any public offering.  Transmission Holdings, Inc. was a “Sophisticated Investor” (defined above) and the Company did not use any form of public solicitation or general advertising in connection with the offering.

From November 12, 2009 to December 14, 2009, the Company issued an aggregate of 2,308,500 shares of common stock to the following individuals and entities as compensation for services previously rendered to the Company at a price of $0.10 per share:

Date	Shareholder	No. of Shares	Value of Services Rendered	Nature of Services Rendered
Nov. 12, 2009	Mike Cobarrubia	33,500	$3,350	Apparel design
Dec. 12, 2009	Fauscom Investment Ltd.	475,000	$47,500	Strategic Consulting
Nov. 12, 2009	Gameplan Holdings	250,000	$25,000	Strategic Consulting
Nov. 12, 2009	Christina Hazzard	150,000	$15,000	Strategic Consulting
Nov. 12, 2009	Charles Hazzard	100,000	$10,000	Strategic Consulting
Dec. 9, 2009	Infinity International Holdings	600,000	$60,000	Financial consulting
Nov. 12, 2009	Silverstone Capital	200,000	$20,000	Financial Consulting
Nov. 12, 2009	Dawn Riddle	200,000	$20,000	Administrative support
Dec. 14, 2009	Terry Perdido	300,000	$30,000	Apparel design

The issuance and sale of all of the securities above were exempt from registration under the Securities Act pursuant to exemptions provided by Section 4(2) of the Securities Act as a transaction by the Company not involving any public offering.  The consultants were “Sophisticated Investor” (defined above) and the Company did not use any form of public solicitation or general advertising in connection with the offering.

From Nov. 12, 2009 to September 16, 2010, the Company sold an aggregate of 4,445,000 shares of common stock to the following investors at a price of $0.10 per share for proceeds of $444,500 in a private offering:

Date	Shareholder Name	No. of Shares	Notes
Nov. 12, 2009	Yannick Munger & Julia Zibirev	100,000
Nov. 12, 2009	Leo deSouza	50,000
Nov. 12, 2009	John Wood	50,000
Nov. 12, 2009	Lee Ching Fong & Rod Sing	50,000	Shareholder transferred shares to Box Capital Corp. on February 1, 2009
Dec. 23, 2009	Glenn Fisher	500,000
Dec. 28, 2009	Tim Trendell	10,000
Dec. 30, 2009	Sarah Duckwall	10,000
Dec. 28, 2009	Robert Allen Morton Jr.	100,000
Dec. 21, 2009	Infinity International Holdings LLC	200,000
Dec. 30, 2009	Christopher Hood	10,000
Jan. 15, 2010	Ronn Nicolli	5,000
Jan. 6, 2010	Adam Drell	5,000
Jan. 14, 2010	Padriac Breeze	10,000
Jan. 1, 2010	Lisa Escobar	25,000
Jan. 16, 2010	John Tadeo, Sr.	25,000
Jan. 8, 2010	Kim Martin	40,000
Feb. 10, 2010	Jiang Yu	100,000
Jan. 25, 2010	Alexis Davila	20,000
Feb. 11, 2010	Box Capital Corp.	100,000
Jan. 5, 2010	VC Group Investments	100,000
Mar. 19, 2010	Lieberman Investments LLC	20,000
Mar. 11, 2010	GRQ Consultant, Inc. 401k for Barry Honig	750,000
May 4, 2010	Yannick Mugnier & Julia Zibirev	250,000
May 3, 2010	Matthew Vander Woude	100,000
May 3, 2010	Leo deSouza	50,000
May 3, 2010	Michael Lichwa	100,000
May 2, 2010	Mark Petrasich	10,000
May 2, 2010	Patrick Frank	50,000
May 2, 2010	Kerry McKenna	10,000
May 2, 2010	Robert A. Morton, Jr.	250,000
May 3, 2010	John Wood	100,000
May 3, 2010	Padriac Breeze	40,000

May 18, 2010	Douglas Silva	100,000
May 30, 2010	Alvin Yem	50,000
May 28, 2010	Laura Davis	50,000
May 31, 2010	Sam Glaser	5,000
May 31, 2010	Matthew Senchesak	50,000
June 1, 2010	Ryan Craig	50,000
July 15, 2010	John Wood	300,000
July 16, 2010	Michael Lichwa	100,000
July 8, 2010	Zvonimir Duric	200,000
August 3, 2010	Rodney Verma	50,000
August 10, 2010	John Wood	150,000
September 1, 2010	Ryan Craig	50,000
September 16, 2010	Douglas Silva	50,000

The issuance and sale of all of the securities above were exempt from registration under the Securities Act pursuant to exemptions provided by Section 4(2) of the Act and Rule 506 of regulation D promulgated thereunder. The Company did not use any general solicitation or advertising in marketing the securities, and all investors were accredited as defined at Rule 501(a).

On February 1, 2010, pursuant to the terms of consulting agreement with Exit 21 Global Solutions LLC, dba Exit 21 Apparel Solutions for the development of our products, the Company was obligated to issue 500,000 shares of common stock to such entity as compensation for service to be rendered. The shares were issued on August 11, 2010. The services have since been rendered in full.  Effective May 3, 2010, the parties entered into an amendment to the consulting agreement and therefore issued an additional 1,500,000 shares of common stock on August 11, 2010 for services to be rendered over the twelve months subsequent to June 1, 2010 pursuant to the amendment to the agreement. The issuance and sale of the securities were exempt from registration under the Securities Act pursuant to exemptions provided by Section 4(2) of the Securities Act as a transaction by the Company not involving any public offering.  Exit 21 was a “Sophisticated Investor” (defined above) and the Company did not use any form of public solicitation or general advertising in connection with the offering.

Item 16. Exhibits

Exhibit Number	Description
3.1*	Articles of Incorporation
3.2*	By-Laws
4.1*	Specimen Certificate
5.1	Opinion of Scott D. Olson with consent to use
10.1*	Consulting Agreement
10.2*	Amendment No.1 to Consulting Agreement
10.3*	Loan Agreement between the Company and Kristian Andresen dated August 28, 2010.
10.4	Loan Extension Agreement between the Company and Kristian Andresen dated November 28, 2010
23.1	Consent of Berman & Company, P.A.
23.2	Consent of Counsel, included in Exhibit 5.1

* filed previously

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),(vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A,shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on the 13th day of December, 2010.

Respect Your Universe, Inc.

By:	/s/ Kristian Andresen
Kristian Andresen
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Kristian Andresen his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the common stock offered hereby under the Exchange Act, with the SEC, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents, and each of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Kristian Andresen Kristian Andresen	Director, President and Chief Executive Officer (Principal Executive Officer)	December 13, 2010

/s/ John Wood John Wood	Director, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	December 13, 2010

/s/ Emanual Kofi Brown Emanual Kofi Brown	Director and Director of Marketing	December 13, 2010